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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12

                                  ENRON CORP.
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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Enron Corp., an Oregon corporation, and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger with Dynegy Inc. A description of the interests of the directors and executive officers in Enron is set forth in the proxy statement for Enron's 2001 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2001. In addition to those interests (i) the merger agreement provides that, at the effective time of the merger, Enron may designate three directors of the combined company who may be current directors of Enron, (ii) Lawrence G. Whalley, President and Chief Operating Officer of Enron, will be named as an Executive Vice President and a member of the Office of the Chairman of the combined company, (iii) additional directors and executive officers of Enron may become directors and/or executive officers of the combined company and (iv) Kenneth L. Lay, Chairman of the Board and Chief Executive Officer of Enron, has an employment agreement with Enron that provides for a lump sum payment in certain circumstances in connection with a change of control, such as the proposed merger with Dynegy, as described below.

Mr. Lay entered into an employment agreement with Enron which was amended in February 2000. As so amended, Mr. Lay's employment agreement provided for a term through December 31, 2003 and provided that, among other things, in the event Mr. Lay terminated his employment within 60 days of a change of control, Mr. Lay would receive a lump sum payment equal to the number of full calendar years remaining under the term of the agreement multiplied by $20.2 million, plus an amount for any related tax penalties if the payment was held to constitute an "excess parachute payment." In August 2001, in connection with the resignation of Jeffrey K. Skilling, Enron's then-President and Chief Executive Officer, Mr. Lay assumed the additional responsibilities of President and CEO and agreed to extend his employment agreement through December 31, 2005, which extension was reflected in an amendment to Mr. Lay's employment agreement.

Investors may obtain additional information regarding the interests of the participants by reading the joint proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the merger.